Exhibit 99.1

WEBSTER REPORTS
THIRD QUARTER 2023 EPS OF $1.28; ADJUSTED EPS OF $1.55
STAMFORD, Conn., October 19, 2023 - Webster Financial Corporation ("Webster") (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net income available to common stockholders of $222.3 million, or $1.28 per diluted share, for the quarter ended September 30, 2023, compared to $229.8 million, or $1.31 per diluted share, for the quarter ended September 30, 2022.
Third quarter 2023 results include $61.6 million pre-tax ($45.1 million after tax), or $0.271 per diluted share, of charges related to the merger with Sterling Bancorp on January 31, 2022 ("the merger"). Excluding these charges, adjusted earnings per diluted share would have been $1.551 for the quarter ended September 30, 2023.
"Our results this quarter illustrate the strength of Webster, both in terms of our earnings power and sound risk and operating profile," said John R. Ciulla, president and chief executive officer. "During the quarter we completed our core systems conversion which marks a significant milestone in the completion of our integration. We continue to be well positioned for the current operating environment."
Highlights for the third quarter of 2023:
•Revenue of $677.5 million.
•Period end loans and leases balance of $50.1 billion, down $1.5 billion or 3.0 percent from prior quarter; 80.4 percent commercial loans and leases, 19.6 percent consumer loans, and a loan to deposit ratio of 83.0 percent.
•Period end deposits balance of $60.3 billion, up $1.6 billion or 2.7 percent from prior quarter.
•Provision for credit losses totaled $36.5 million.
•Return on average assets of 1.23 percent; adjusted 1.48 percent1.
•Return on average tangible common equity of 17.51 percent1; adjusted 20.96 percent1.
•Net interest margin of 3.49 percent, up 14 basis points from prior quarter.
•Common equity tier 1 ratio of 11.15 percent.
•Efficiency ratio of 41.75 percent1.
•Tangible common equity ratio of 7.22 percent1.
"During the quarter, we further enhanced our liquidity position, while improving both net interest income and net interest margin," said Glenn MacInnes, executive vice president and chief financial officer.
1 See "Reconciliations to GAAP Financial Measures" section beginning on page 20.

Line of Business performance compared to the third quarter of 2022
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through its business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. At September 30, 2023, Commercial Banking had $40.3 billion in loans and leases and $19.4 billion in deposits, as well as a combined $2.7 billion in assets under administration and management.
Commercial Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$391,399	$333,554	17.3%
Non-interest income	30,605	40,497	(24.4)
Operating revenue	422,004	374,051	12.8
Non-interest expense	110,306	102,415	(7.7)
Pre-tax, pre-provision net revenue	$311,698	$271,636	14.7

			Percent
	At September 30,		Increase/
(In millions)	2023	2022	(Decrease)
Loans and leases	$40,261	$38,493	4.6%
Deposits	19,411	20,828	(6.8)
AUA / AUM (off balance sheet)	2,727	2,121	28.5
Pre-tax, pre-provision net revenue increased $40.1 million, to $311.7 million, in the quarter as compared to prior year. Net interest income increased $57.8 million, to $391.4 million, primarily driven by loan growth and the impact of the higher rate environment. Non-interest income decreased $9.9 million, to $30.6 million, driven by decreases in loan servicing related income, cash management fees, syndication fees, interest rate hedging activities, and prepayment penalties. Non-interest expense increased $7.9 million, to $110.3 million, primarily resulting from continued investments in technology and talent to support balance sheet growth.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At September 30, 2023, HSA Bank had $12.3 billion in total footings comprising $8.2 billion in deposits and $4.1 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$77,669	$58,567	32.6%
Non-interest income	20,799	25,842	(19.5)
Operating revenue	98,468	84,409	16.7
Non-interest expense	39,870	36,725	(8.6)
Pre-tax, net revenue	$58,598	$47,684	22.9

			Percent
	At September 30,		Increase/
(Dollars in millions)	2023	2022	(Decrease)
Number of accounts (thousands)	3,186	3,133	1.7%

Deposits	$8,230	$7,889	4.3
Linked investment accounts (off balance sheet)	4,095	3,233	26.7
Total footings	$12,325	$11,122	10.8
Pre-tax net revenue increased $10.9 million, to $58.6 million, in the quarter as compared to prior year. Net interest income increased $19.1 million, to $77.7 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income decreased $5.0 million, to $20.8 million, primarily due to lower customer account service fees. Non-interest expense increased $3.1 million, to $39.9 million, primarily due to higher compensation and benefits expense, service contract expense related to account growth, and the continued investment in our user experience build out.

Consumer Banking
Webster's Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking business units, as well as a distribution network consisting of 199 banking centers and 350 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, Webster Investments provides investment services to consumers and small business owners within Webster's targeted markets and retail footprint. At September 30, 2023, Consumer Banking had $9.8 billion in loans and $23.6 billion in deposits, as well as $7.6 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$195,315	$195,748	(0.2)%
Non-interest income	26,886	33,842	(20.6)
Operating revenue	222,201	229,590	(3.2)
Non-interest expense	105,703	109,588	3.5
Pre-tax, pre-provision net revenue	$116,498	$120,002	(2.9)

	At September 30,		Percent
(In millions)	2023	2022	Increase
Loans	$9,808	$9,302	5.4%
Deposits	23,624	23,859	(1.0)
AUA (off balance sheet)	7,615	7,369	3.3
Pre-tax, pre-provision net revenue decreased $3.5 million, to $116.5 million, in the quarter as compared to prior year. Net interest income decreased $0.4 million, to $195.3 million, primarily driven by a slight decrease in deposits, partially offset by continued loan growth. Non-interest income decreased $7.0 million, to $26.9 million, driven by lower net investment services income, which was attributable to an outsourcing model adopted in the fourth quarter of 2022, and lower deposit and loan servicing related fees, partially offset by other miscellaneous income. Non-interest expense decreased $3.9 million, to $105.7 million, primarily driven by the impact of outsourcing the consumer investment services platform, coupled with lower technology expenses.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2022:
•Net interest income was $587.1 million compared to $551.0 million.
•Net interest margin was 3.49 percent compared to 3.54 percent. The yield on interest-earning assets increased by 153 basis points, and the cost of interest-bearing liabilities increased by 169 basis points.
•Average interest-earning assets totaled $67.1 billion and increased by $5.0 billion, or 8.0 percent.
•Average loans and leases totaled $50.9 billion and increased by $4.7 billion, or 10.1 percent.
•Average deposits totaled $59.6 billion and increased by $5.6 billion, or 10.4 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $36.5 million in the quarter, reflecting a $6.5 million increase in the allowance for credit losses on loans and leases from prior quarter. The provision also reflects an increase in the reserves on unfunded loan commitments of $0.7 million. The provision for credit losses was $31.5 million in the prior quarter, and $36.5 million a year ago.
•Net charge-offs were $29.3 million, compared to $20.3 million in the prior quarter, and $28.5 million a year ago. The ratio of net charge-offs to average loans and leases was 0.23 percent, compared to 0.16 percent in the prior quarter, and 0.25 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.27 percent of total loans and leases, compared to 1.22 percent at June 30, 2023, and 1.20 percent at September 30, 2022. The allowance represented 295 percent of nonperforming loans and leases at September 30, 2023, compared to 287 percent at June 30, 2023, and 274 percent at September 30, 2022.
Quarterly non-interest income compared to the third quarter of 2022:
•Total non-interest income was $90.4 million compared to $113.6 million, a decrease of $23.2 million. The decrease primarily reflects lower prepayment and other loan related servicing fees, lower client deposit fees, the outsourcing of the consumer investment services platform, and lower client hedging activity. Total non-interest income for the third quarter of 2022 includes a net $0.3 million related to a gain on the early termination of repurchase agreements partially offset by a loss on the sale of investment securities.

Quarterly non-interest expense compared to the third quarter of 2022:
•Total non-interest expense was $362.6 million compared to $330.1 million, an increase of $32.5 million. Total non-interest expense includes a net $61.6 million of merger charges, compared to a net $26.7 million of merger and strategic initiatives and a $10.5 million donation to the Webster Bank Charitable Foundation a year ago. Excluding those charges, total non-interest expense increased $8.1 million. The increase reflects general inflationary impacts, including employee compensation and benefits expense, investments in technology, including the HSA and interLINK acquisitions, and higher deposit insurance expense, offset by expense benefits from the merger and outsourcing of the consumer investments services platform.
Quarterly income taxes compared to the third quarter of 2022:
•Income tax expense was $52.0 million compared to $64.1 million, and the effective tax rate was 18.7 percent compared to 21.5 percent. The lower effective tax rate in the current period reflects the impact of higher merger related charges compared to the 2022 period, as well as the recognition of a $3.3 million net discrete benefit during the quarter attributable to 2022 tax return true-up adjustments.
Investment securities:
•Total investment securities, net were $14.5 billion, compared to $14.7 billion at June 30, 2023, and $14.6 billion at September 30, 2022. The carrying value of the available-for-sale portfolio included $1.1 billion of net unrealized losses, compared to $883.0 million at June 30, 2023, and $941.8 million at September 30, 2022. The carrying value of the held-to-maturity portfolio does not reflect $1.2 billion of net unrealized losses, compared to $877.3 million at June 30, 2023, and $855.9 million at September 30, 2022.
Loans and leases:
•Total loans and leases were $50.1 billion, compared to $51.6 billion at June 30, 2023, and $47.8 billion at September 30, 2022. Compared to June 30, 2023, commercial loans and leases decreased by $1.5 billion, commercial real estate loans decreased by $77.8 million, residential mortgages increased by $88.3 million, and consumer loans decreased by $22.4 million.
•Compared to a year ago, commercial loans and leases increased by $80.5 million, commercial real estate loans increased by $1.7 billion, residential mortgages increased by $610.5 million, and consumer loans decreased by $147.4 million.
•Loan originations for the portfolio were $1.5 billion, compared to $2.5 billion in the prior quarter, and $5.1 billion a year ago. In addition, $1.5 million of residential loans were originated for sale in the quarter, compared to $5.7 million in the prior quarter, and $1.5 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $215.1 million, or 0.43 percent of total loans and leases, compared to $218.9 million, or 0.42 percent of total loans and leases, at June 30, 2023, and $209.5 million, or 0.44 percent of total loans and leases, at September 30, 2022.
•Past due loans and leases were $70.9 million, compared to $51.4 million at June 30, 2023, and $46.4 million at September 30, 2022.
Deposits and borrowings:
•Total deposits were $60.3 billion, compared to $58.7 billion at June 30, 2023, and $54.0 billion at September 30, 2022. Core deposits to total deposits1 were 87.6 percent at both September 30, 2023, and June 30, 2023, compared to 95.2 percent at September 30, 2022. The loan to deposit ratio was 83.0 percent, compared to 87.9 percent at June 30, 2023, and 88.5 percent at September 30, 2022.
•Total borrowings were $3.0 billion, compared to $5.6 billion at June 30, 2023, and $5.9 billion at September 30, 2022.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 11.00 percent and 17.51 percent, respectively, compared to 11.78 percent and 18.62 percent, respectively, in the third quarter of 2022.
•The tangible equity1 and tangible common equity1 ratios were 7.62 percent and 7.22 percent, respectively, compared to 7.70 percent and 7.27 percent, respectively, at September 30, 2022. The common equity tier 1 ratio was 11.15 percent, compared to 10.80 percent at September 30, 2022.
•Book value and tangible book value per common share1 were $46.00 and $29.48, respectively, compared to $43.32 and $27.69, respectively, at September 30, 2022.

1 See reconciliations to GAAP financial measures beginning on page 20.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $73 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s third quarter 2023 earnings announcement will be held today, Thursday, October 19, 2023 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on October 19, 2023. To access the replay, dial 800-770-2030, or 647-362-9199 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster's actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster's ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger, including validation of Webster's recently completed core conversion and any issues that may arise therefrom; Webster's ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; any continuation of the recent turmoil in the banking industry, including the associated impact of any regulatory changes or other mitigation efforts taken by government agencies in response; volatility in Webster's stock price due to investor sentiment, including in light of the recent turmoil in the banking industry; local, regional, national, and international economic conditions, and the impact they may have on Webster or its customers; volatility and disruption in national and international financial markets, including as a result of geopolitical conflict; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster's securities portfolio; inflation, monetary fluctuations, the possibility of a recession, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster's loans and leases and securities portfolios; possible changes in governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; the impact of a potential U.S. federal government shutdown; the replacement of, and transition from, the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) as the primary interest rate benchmark; the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster's ability to implement new technologies and maintain secure and reliable technology systems; the effects of any cyber threats, attacks or events, or fraudulent activity, including those that involve Webster's third-party vendors and service providers; performance by Webster's counterparties and third-party vendors; Webster's ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster's ability to maintain adequate sources of funding and liquidity; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; Webster's inability to remediate the material weaknesses in its internal control related to ineffective information technology general controls (ITGCs); legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; Webster's ability to appropriately address any environmental, social, governmental, and sustainability concerns that may arise from its business activities; and the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, ROATCE, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Income and performance ratios:
Net income	$226,475	$234,968	$221,004	$244,751	$233,968
Net income available to common stockholders	222,313	230,806	216,841	240,588	229,806
Earnings per diluted common share	1.28	1.32	1.24	1.38	1.31
Return on average assets (annualized)	1.23%	1.23%	1.22%	1.40%	1.38%
Return on average tangible common stockholders' equity (annualized) (1)	17.51	18.12	17.66	19.93	18.62
Return on average common stockholders’ equity (annualized)	11.00	11.38	10.94	12.54	11.78
Non-interest income as a percentage of total revenue	13.34	13.28	10.62	14.50	17.10

Asset quality:
Allowance for credit losses on loans and leases	$635,438	$628,911	$613,914	$594,741	$574,325
Nonperforming assets	218,402	222,215	186,551	206,136	211,627
Allowance for credit losses on loans and leases / total loans and leases	1.27%	1.22%	1.21%	1.20%	1.20%
Net charge-offs / average loans and leases (annualized)	0.23	0.16	0.20	0.17	0.25
Nonperforming loans and leases / total loans and leases	0.43	0.42	0.36	0.41	0.44
Nonperforming assets / total loans and leases plus OREO	0.44	0.43	0.37	0.41	0.44
Allowance for credit losses on loans and leases / nonperforming loans and leases	295.48	287.35	331.81	291.84	274.12

Other ratios:
Tangible equity (1)	7.62%	7.62%	7.55%	7.79%	7.70%
Tangible common equity (1)	7.22	7.23	7.15	7.38	7.27
Tier 1 risk-based capital (2)	11.67	11.16	10.93	11.23	11.35
Total risk-based capital (2)	13.82	13.25	12.99	13.25	13.38
Common equity tier 1 risk-based capital (2)	11.15	10.65	10.42	10.71	10.80
Stockholders’ equity / total assets	11.21	11.18	11.08	11.30	11.33
Net interest margin	3.49	3.35	3.66	3.74	3.54
Efficiency ratio (1)	41.75	42.20	41.64	40.27	41.17

Equity and share related:
Common equity	$7,915,222	$7,995,747	$8,010,315	$7,772,207	$7,542,431
Book value per common share	46.00	46.15	45.85	44.67	43.32
Tangible book value per common share (1)	29.48	29.69	29.47	29.07	27.69
Common stock closing price	40.31	37.75	39.42	47.34	45.20
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	172,056	173,261	174,712	174,008	174,116
Weighted-average common shares outstanding - Basic	171,210	172,739	172,766	172,522	173,868
Weighted-average common shares outstanding - Diluted	171,350	172,803	172,883	172,699	173,944
(1) See "Reconciliations to GAAP Financial Measures" section beginning on page 20.
(2) Presented as preliminary for September 30, 2023, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Assets:
Cash and due from banks	$406,300	$283,623	$286,487
Interest-bearing deposits	1,766,431	1,077,136	326,638
Securities:
Available-for-sale	7,653,391	7,759,341	8,085,044
Held-to-maturity, net	6,875,772	6,943,784	6,505,838
Total securities, net	14,529,163	14,703,125	14,590,882
Loans held for sale	46,267	10,963	898
Loans and Leases:
Commercial	19,691,486	21,217,411	19,610,953
Commercial real estate	20,583,254	20,661,071	18,862,619
Residential mortgages	8,228,451	8,140,182	7,617,955
Consumer	1,584,955	1,607,384	1,732,348
Total loans and leases	50,088,146	51,626,048	47,823,875
Allowance for credit losses on loans and leases	(635,438)	(628,911)	(574,325)
Loans and leases, net	49,452,708	50,997,137	47,249,550
Federal Home Loan Bank and Federal Reserve Bank stock	306,085	407,968	373,044
Premises and equipment, net	431,698	426,310	434,721
Goodwill and other intangible assets, net	2,843,217	2,852,117	2,721,040
Cash surrender value of life insurance policies	1,242,648	1,239,077	1,230,641
Deferred tax asset, net	478,926	377,588	369,737
Accrued interest receivable and other assets	1,627,408	1,663,199	1,468,928
Total Assets	$73,130,851	$74,038,243	$69,052,566

Liabilities and Stockholders' Equity:
Deposits:
Demand	$11,410,063	$11,157,390	$13,849,812
Health savings accounts	8,229,889	8,206,844	7,889,310
Interest-bearing checking	8,826,265	8,775,975	9,203,220
Money market	17,755,198	16,189,678	11,156,579
Savings	6,622,833	7,131,587	9,340,372
Certificates of deposit	5,150,139	4,743,204	2,311,484
Brokered certificates of deposit	2,337,380	2,542,854	258,110
Total deposits	60,331,767	58,747,532	54,008,887
Securities sold under agreements to repurchase and other borrowings	157,491	243,580	1,265,414
Federal Home Loan Bank advances	1,810,218	4,310,371	3,510,717
Long-term debt (1)	1,050,539	1,052,258	1,074,844
Accrued expenses and other liabilities	1,581,635	1,404,776	1,366,294
Total liabilities	64,931,650	65,758,517	61,226,156
Preferred stock	283,979	283,979	283,979
Common stockholders' equity	7,915,222	7,995,747	7,542,431
Total stockholders’ equity	8,199,201	8,279,726	7,826,410
Total Liabilities and Stockholders' Equity	$73,130,851	$74,038,243	$69,052,566

(1)The classification of debt as long-term is based on the initial terms of greater than one year as of the date of issuance.

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share data)	2023	2022	2023	2022
Interest income:
Interest and fees on loans and leases	$793,626	$525,960	$2,281,955	$1,303,774
Interest and dividends on securities	137,146	91,569	412,704	237,297
Loans held for sale	17	40	454	73
Total interest income	930,789	617,569	2,695,113	1,541,144
Interest expense:
Deposits	293,955	37,492	695,625	57,350
Borrowings	49,698	29,074	233,240	51,883
Total interest expense	343,653	66,566	928,865	109,233
Net interest income	587,136	551,003	1,766,248	1,431,911
Provision for credit losses	36,500	36,531	114,747	237,619
Net interest income after provision for loan and lease losses	550,636	514,472	1,651,501	1,194,292
Non-interest income:
Deposit service fees	41,005	50,807	131,859	150,019
Loan and lease related fees	19,966	26,769	63,499	77,355
Wealth and investment services	7,254	11,419	21,232	33,260
Mortgage banking activities	42	86	230	616
Cash surrender value of life insurance policies	6,620	7,718	19,641	22,694
(Loss) on sale of investment securities, net	—	(2,234)	(16,795)	(2,234)
Other income	15,495	19,071	30,856	56,894
Total non-interest income	90,382	113,636	250,522	338,604
Non-interest expense:
Compensation and benefits	180,333	173,983	526,838	545,641
Occupancy	18,617	23,517	59,042	93,725
Technology and equipment	55,261	45,283	151,442	142,182
Marketing	4,810	3,918	13,446	10,868
Professional and outside services	26,874	21,618	88,693	91,041
Intangible assets amortization	8,899	8,511	27,589	23,700
Loan workout expenses	579	580	1,759	1,992
Deposit insurance	13,310	8,026	39,356	19,996
Other expenses	53,895	44,635	130,969	118,938
Total non-interest expense	362,578	330,071	1,039,134	1,048,083
Income before income taxes	278,440	298,037	862,889	484,813
Income tax expense	51,965	64,069	180,442	85,281
Net income	226,475	233,968	682,447	399,532
Preferred stock dividends	(4,162)	(4,162)	(12,487)	(11,756)
Net income available to common stockholders	$222,313	$229,806	$669,960	$387,776

Weighted-average common shares outstanding - Diluted	171,350	173,944	172,326	165,813

Earnings per common share:
Basic	$1.29	$1.31	$3.85	$2.32
Diluted	1.28	1.31	3.85	2.32

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Interest income:
Interest and fees on loans and leases	$793,626	$771,973	$716,356	$642,784	$525,960
Interest and dividends on securities	137,146	161,002	114,556	100,804	91,569
Loans held for sale	17	421	16	5	40
Total interest income	930,789	933,396	830,928	743,593	617,569
Interest expense:
Deposits	293,955	251,466	150,204	81,202	37,492
Borrowings	49,698	98,101	85,441	60,016	29,074
Total interest expense	343,653	349,567	235,645	141,218	66,566
Net interest income	587,136	583,829	595,283	602,375	551,003
Provision for credit losses	36,500	31,498	46,749	43,000	36,531
Net interest income after provision for loan and lease losses	550,636	552,331	548,534	559,375	514,472
Non-interest income:
Deposit service fees	41,005	45,418	45,436	48,453	50,807
Loan and lease related fees	19,966	20,528	23,005	25,632	26,769
Wealth and investment services	7,254	7,391	6,587	7,017	11,419
Mortgage banking activities	42	129	59	89	86
Cash surrender value of life insurance policies	6,620	6,293	6,728	6,543	7,718
(Loss) on sale of investment securities, net	—	(48)	(16,747)	(4,517)	(2,234)
Other income	15,495	9,663	5,698	18,962	19,071
Total non-interest income	90,382	89,374	70,766	102,179	113,636
Non-interest expense:
Compensation and benefits	180,333	173,305	173,200	177,979	173,983
Occupancy	18,617	20,254	20,171	20,174	23,517
Technology and equipment	55,261	51,815	44,366	44,202	45,283
Marketing	4,810	5,160	3,476	5,570	3,918
Professional and outside services	26,874	29,385	32,434	26,489	21,618
Intangible assets amortization	8,899	9,193	9,497	8,240	8,511
Loan workout expenses	579	574	606	606	580
Deposit insurance	13,310	13,723	12,323	6,578	8,026
Other expenses	53,895	40,680	36,394	58,552	44,635
Total non-interest expense	362,578	344,089	332,467	348,390	330,071
Income before income taxes	278,440	297,616	286,833	313,164	298,037
Income tax expense	51,965	62,648	65,829	68,413	64,069
Net income	226,475	234,968	221,004	244,751	233,968
Preferred stock dividends	(4,162)	(4,162)	(4,163)	(4,163)	(4,162)
Net income available to common stockholders	$222,313	$230,806	$216,841	$240,588	$229,806

Weighted-average common shares outstanding - Diluted	171,350	172,803	172,883	172,699	173,944

Earnings per common share:
Basic	$1.29	$1.32	$1.24	$1.38	$1.31
Diluted	1.28	1.32	1.24	1.38	1.31

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2023			2022
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$50,912,188	$804,930	6.20%	$46,229,678	$532,062	4.52%
Investment securities (1)	14,686,798	119,997	3.09	15,039,510	93,561	2.40
Federal Home Loan and Federal Reserve Bank stock	355,495	7,619	8.50	326,860	1,875	2.28
Interest-bearing deposits	1,187,096	16,132	5.32	585,807	3,278	2.19
Loans held for sale	6,756	17	1.03	580	40	n/m
Total interest-earning assets	67,148,333	$948,695	5.49%	62,182,435	$630,816	3.96%
Non-interest-earning assets	6,459,493			5,823,755
Total Assets	$73,607,826			$68,006,190

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$11,335,734	$—	—%	$13,590,667	$—	—%
Health savings accounts	8,235,632	3,126	0.15	7,854,425	1,146	0.06
Interest-bearing checking, money market and savings	32,673,899	214,891	2.61	29,798,562	33,808	0.45
Certificates of deposit and brokered deposits	7,342,757	75,938	4.10	2,716,885	2,538	0.37
Total deposits	59,588,022	293,955	1.96	53,960,539	37,492	0.28

Securities sold under agreements to repurchase and other borrowings	170,256	50	0.12	1,369,126	6,242	1.78
Federal Home Loan Bank advances	2,945,136	40,196	5.34	2,402,596	13,814	2.25
Long-term debt (1)	1,051,380	9,452	3.70	1,075,683	9,018	3.47
Total borrowings	4,166,772	49,698	4.72	4,847,405	29,074	2.38
Total interest-bearing liabilities	63,754,794	$343,653	2.14%	58,807,944	$66,566	0.45%
Non-interest-bearing liabilities	1,482,563			1,108,202
Total liabilities	65,237,357			59,916,146

Preferred stock	283,979			283,979
Common stockholders' equity	8,086,490			7,806,065
Total stockholders' equity	8,370,469			8,090,044
Total Liabilities and Stockholders' Equity	$73,607,826			$68,006,190
Tax-equivalent net interest income		605,042			564,250
Less: Tax-equivalent adjustments		(17,906)			(13,247)
Net interest income		$587,136			$551,003
Net interest margin			3.49%			3.54%

(1) For the purposes of average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2023			2022
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$50,733,691	$2,313,030	6.02%	$42,125,526	$1,317,941	4.14%
Investment securities (1)	14,700,296	341,998	2.95	14,548,116	246,788	2.22
Federal Home Loan and Federal Reserve Bank stock	442,429	19,204	5.80	252,559	4,768	2.52
Interest-bearing deposits	1,872,657	71,536	5.04	623,866	4,711	1.00
Loans held for sale	35,982	454	1.68	12,160	73	0.80
Total interest-earning assets	67,785,055	$2,746,222	5.30%	57,562,227	$1,574,281	3.60%
Non-interest-earning assets	6,271,968			5,448,419
Total Assets	$74,057,023			$63,010,646

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$11,775,500	$—	—%	$12,758,489	$—	—%
Health savings accounts	8,259,408	9,243	0.15	7,809,082	3,358	0.06
Interest-bearing checking, money market and savings	31,442,258	516,646	2.20	27,887,362	48,992	0.23
Certificates of deposit and brokered deposits	6,192,415	169,736	3.66	2,649,328	5,000	0.25
Total deposits	57,669,581	695,625	1.61	51,104,261	57,350	0.15

Securities sold under agreements to repurchase and other borrowings	430,989	7,940	2.43	1,006,391	9,876	1.29
Federal Home Loan Bank advances	5,104,372	196,878	5.09	1,198,754	17,034	1.87
Long-term debt (1)	1,061,643	28,422	3.68	1,017,120	24,973	3.40
Total borrowings	6,597,004	233,240	4.69	3,222,265	51,883	2.16
Total interest-bearing liabilities	64,266,585	$928,865	1.93%	54,326,526	$109,233	0.27%
Non-interest-bearing liabilities	1,462,723			1,043,313
Total liabilities	65,729,308			55,369,839

Preferred stock	283,979			268,202
Common stockholders' equity	8,043,736			7,372,605
Total stockholders' equity	8,327,715			7,640,807
Total Liabilities and Stockholders' Equity	$74,057,023			$63,010,646
Tax-equivalent net interest income		1,817,357			1,465,048
Less: Tax-equivalent adjustments		(51,109)			(33,137)
Net interest income		$1,766,248			$1,431,911
Net interest margin			3.49%			3.35%

(1) For the purposes of average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Loans and Leases (actual):
Commercial non-mortgage	$18,058,524	$19,499,160	$19,014,810	$18,663,164	$17,807,234
Asset-based lending	1,632,962	1,718,251	1,760,527	1,821,642	1,803,719
Commercial real estate	20,583,254	20,661,071	20,513,738	19,619,145	18,862,619
Residential mortgages	8,228,451	8,140,182	8,001,563	7,963,420	7,617,955
Consumer	1,584,955	1,607,384	1,635,885	1,697,055	1,732,348
Loans and Leases	50,088,146	51,626,048	50,926,523	49,764,426	47,823,875
Allowance for credit losses on loans and leases	(635,438)	(628,911)	(613,914)	(594,741)	(574,325)
Loans and Leases, net	$49,452,708	$50,997,137	$50,312,609	$49,169,685	$47,249,550

Loans and Leases (average):
Commercial non-mortgage	$18,839,776	$19,220,435	$18,670,917	$18,024,771	$16,780,780
Asset-based lending	1,663,481	1,756,051	1,790,992	1,780,874	1,811,073
Commercial real estate	20,614,334	20,518,355	19,970,326	19,234,292	18,503,077
Residential mortgages	8,200,938	8,067,349	7,995,327	7,819,415	7,384,704
Consumer	1,593,659	1,622,525	1,667,630	1,715,513	1,750,044
Loans and Leases	$50,912,188	$51,184,715	$50,095,192	$48,574,865	$46,229,678

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Nonperforming loans and leases:
Commercial non-mortgage	$121,067	$109,279	$86,537	$89,416	$80,002
Asset-based lending	10,350	9,450	9,450	20,046	25,115
Commercial real estate	31,004	47,972	35,832	41,580	49,054
Residential mortgages	27,312	26,751	25,096	25,613	25,563
Consumer	25,320	25,417	28,105	27,136	29,782
Total nonperforming loans and leases	$215,053	$218,869	$185,020	$203,791	$209,516

Other real estate owned and repossessed assets:
Commercial non-mortgage	$2,687	$2,152	$153	$78	$—
Residential mortgages	662	662	662	2,024	2,024
Consumer	—	532	716	243	87
Total other real estate owned and repossessed assets	$3,349	$3,346	$1,531	$2,345	$2,111
Total nonperforming assets	$218,402	$222,215	$186,551	$206,136	$211,627

Past due 30-89 days:
Commercial non-mortgage	$38,875	$32,074	$9,645	$20,248	$17,440
Asset-based lending	—	—	—	5,921	—
Commercial real estate	3,631	1,970	17,115	26,147	6,050
Residential mortgages	16,208	10,583	10,710	11,385	12,577
Consumer	12,016	6,718	6,110	9,194	9,656
Total past due 30-89 days	$70,730	$51,345	$43,580	$72,895	$45,723
Past due 90 days or more and accruing	138	29	602	770	711
Total past due loans and leases	$70,868	$51,374	$44,182	$73,665	$46,434

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
ACL on loans and leases, beginning balance	$628,911	$613,914	$594,741	$574,325	$571,499
Adoption of ASU No. 2022-02	—	—	5,873	—	—
Provision	35,839	35,249	37,821	40,649	31,352
Charge-offs:
Commercial portfolio	27,360	21,945	26,410	21,499	31,356
Consumer portfolio	3,642	1,085	1,098	1,193	1,453
Total charge-offs	31,002	23,030	27,508	22,692	32,809
Recoveries:
Commercial portfolio	292	1,024	1,574	895	1,413
Consumer portfolio	1,398	1,754	1,413	1,564	2,870
Total recoveries	1,690	2,778	2,987	2,459	4,283
Total net charge-offs	29,312	20,252	24,521	20,233	28,526
ACL on loans and leases, ending balance	$635,438	$628,911	$613,914	$594,741	$574,325
ACL on unfunded loan commitments, ending balance	23,040	22,366	26,051	27,707	25,329
Total ACL, ending balance	$658,478	$651,277	$639,965	$622,448	$599,654

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the operating results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders' equity (ROATCE) represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and net intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated excluding after tax merger-related expenses.
See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Efficiency ratio:
Non-interest expense	$362,578	$344,089	$332,467	$348,390	$330,071
Less: Foreclosed property activity	(492)	(432)	(262)	(80)	(393)
Intangible assets amortization	8,899	9,193	9,497	8,240	8,511
Operating lease depreciation	1,146	1,639	1,884	2,021	2,115
Strategic initiatives and other (1)	—	—	—	143	11,617
Merger related	61,625	40,840	29,373	45,790	25,536
Non-interest expense	$291,400	$292,849	$291,975	$292,276	$282,685
Net interest income	$587,136	$583,829	$595,283	$602,375	$551,003
Add: Tax-equivalent adjustment	17,906	17,292	15,911	13,991	13,247
Non-interest income	90,382	89,374	70,766	102,179	113,636
Other income (2)	3,614	5,035	4,311	4,814	11,186
Less: Operating lease depreciation	1,146	1,639	1,884	2,021	2,115
(Loss) on sale of investment securities, net	—	(48)	(16,747)	(4,517)	(2,234)
Other (3)	—	—	—	—	2,548
Income	$697,892	$693,939	$701,134	$725,855	$686,643
Efficiency ratio	41.75%	42.20%	41.64%	40.27%	41.17%

Return on average tangible common stockholders' equity:
Net income	$226,475	$234,968	$221,004	$244,751	$233,968
Less: Preferred stock dividends	4,162	4,162	4,163	4,163	4,162
Add: Intangible assets amortization, tax-effected	7,030	7,262	7,503	6,510	6,724
Adjusted income	$229,343	$238,068	$224,344	$247,098	$236,530
Adjusted income, annualized basis	$917,372	$952,272	$897,376	$988,392	$946,120
Average stockholders' equity	$8,370,469	$8,395,298	$8,215,676	$7,960,900	$8,090,044
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	2,847,560	2,856,581	2,849,673	2,716,981	2,725,200
Average tangible common stockholders' equity	$5,238,930	$5,254,738	$5,082,024	$4,959,940	$5,080,865
Return on average tangible common stockholders' equity	17.51%	18.12%	17.66%	19.93%	18.62%
(1)Strategic initiatives and other for the three months ended September 30, 2022, primarily includes a contribution to the Webster foundation of $10.5 million (presented within Other non-interest expense on the Consolidated Statements of Income).
(2)Other income includes the taxable equivalent of net income generated from low income housing tax-credit investments.
(3)Other for the three months ended September 30, 2022, includes of a gain related to the early termination of repurchase agreements.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Tangible equity:
Stockholders' equity	$8,199,201	$8,279,726	$8,294,294	$8,056,186	$7,826,410
Less: Goodwill and other intangible assets, net	2,843,217	2,852,117	2,861,310	2,713,446	2,721,040
Tangible stockholders' equity	$5,355,984	$5,427,609	$5,432,984	$5,342,740	$5,105,370
Total assets	$73,130,851	$74,038,243	$74,844,395	$71,277,521	$69,052,566
Less: Goodwill and other intangible assets, net	2,843,217	2,852,117	2,861,310	2,713,446	2,721,040
Tangible assets	$70,287,634	$71,186,126	$71,983,085	$68,564,075	$66,331,526
Tangible equity	7.62%	7.62%	7.55%	7.79%	7.70%

Tangible common equity:
Tangible stockholders' equity	$5,355,984	$5,427,609	$5,432,984	$5,342,740	$5,105,370
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders' equity	$5,072,005	$5,143,630	$5,149,005	$5,058,761	$4,821,391
Tangible assets	$70,287,634	$71,186,126	$71,983,085	$68,564,075	$66,331,526
Tangible common equity	7.22%	7.23%	7.15%	7.38%	7.27%

Tangible book value per common share:
Tangible common stockholders' equity	$5,072,005	$5,143,630	$5,149,005	$5,058,761	$4,821,391
Common shares outstanding	172,056	173,261	174,712	174,008	174,116
Tangible book value per common share	$29.48	$29.69	$29.47	$29.07	$27.69

Core deposits:
Total deposits	$60,331,767	$58,747,532	$55,297,479	$54,054,340	$54,008,887
Less: Certificates of deposit	5,150,139	4,743,204	3,855,406	2,729,332	2,311,484
Brokered certificates of deposit	2,337,380	2,542,854	674,373	1,431,617	258,110
Core deposits	$52,844,248	$51,461,474	$50,767,700	$49,893,391	$51,439,293

Three months ended September 30, 2023
Adjusted ROATCE:
Net income	$226,475
Less: Preferred stock dividends	4,162
Add: Intangible assets amortization, tax-effected	7,030
Merger related, tax-effected	45,116
Adjusted income	$274,459
Adjusted income, annualized basis	$1,097,836
Average stockholders' equity	$8,370,469
Less: Average preferred stock	283,979
Average goodwill and other intangible assets, net	2,847,560
Average tangible common stockholders' equity	$5,238,930
Adjusted return on average tangible common stockholders' equity	20.96%

Adjusted ROAA:
Net income	$226,475
Add: Merger related, tax-effected	45,116
Adjusted income	$271,591
Adjusted income, annualized basis	$1,086,364
Average assets	$73,607,826
Adjusted return on average assets	1.48%

GAAP to adjusted reconciliation:
	Three months ended September 30, 2023
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$278.4	$222.3	$1.28
Merger related	61.6	45.1	0.27
Adjusted (non-GAAP)	$340.0	$267.4	$1.55